EXHIBIT 99.1

PERIODIC REPORT CERTIFICATION

of the Chief Executive Officer

I, Richard H. Lewis, Chief Executive Officer of Prima Energy Corporation (the “Company”), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date herein (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard H. Lewis

Richard H. Lewis
Chief Executive Officer
May 14, 2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Prima Energy Corporation and will be retained by Prima Energy Corporation and will be furnished to the Securities and Exchange Commission or its staff upon request.